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                          UNIVERSAL FOODS CORPORATION
                             1998 STOCK OPTION PLAN


         SECTION 1.       ESTABLISHMENT, PURPOSE AND EFFECTIVE DATE OF PLAN.

                 1.1 Establishment. Universal Foods Corporation, a Wisconsin corporation, hereby establishes the "UNIVERSAL FOODS CORPORATION 1998 STOCK OPTION PLAN" (the "Plan") for officers and key employees. This Plan permits the grant of Stock Options and Restricted Stock.

                 1.2 Purpose. The purpose of this Plan is to advance the interests of the Company by encouraging and providing for the acquisition of an equity interest in the Company by officers and key employees, and by enabling the Company to attract and retain the services of officers and key employees upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

                 1.3 Effective Date. This Plan shall become effective on the Effective Date.

         SECTION 2.       DEFINITIONS.

                 2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

                 (a) "Award" means any Option or Restricted Stock, or any other benefit conferred under the terms hereof.

                 (b) "Board" means the Board of Directors of the Company.

                 (c)     "Code" means the Internal Revenue Code of
         1986, as amended.

                 (d)     "Committee" means the Compensation and
         Development Committee of the Board.

                 (e) "Company" means Universal Foods Corporation, a Wisconsin corporation, and its subsidiaries.

                 (f) "Effective Date" means January 22, 1998, or such other date that this Plan is approved by the shareholders of the Company at an annual or special meeting thereof by a simple majority of the number of shares represented at such meeting in person or by proxy.

                 (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 (h) "Fair Market Value" means the closing price of a share of Stock on the date of the Award on the New York Stock Exchange as reported on the composite list used by the Wall Street Journal for reporting stock prices, or if no such sale shall have been made on that day, on the last preceding day on which there was such a sale.

                 (i) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of this Plan an Option may be either: (i) an "incentive stock option" within the meaning of Section 422(b) of the Code; or (ii) an option which is not





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         intended to qualify as an incentive stock option (a "nonstatutory stock option").

                 (j) "Participant" means any individual designated by the Committee to participate in this Plan.

                 (k) "Period of Restriction" means the period during which the transfer of shares of Restricted Stock is restricted pursuant to Section 8 hereof.

                 (l) "Restricted Stock" means Stock granted to a Participant pursuant to Section 8 hereof.

                 (m) "Stock" means the common Stock of the Company, par value of $0.10.

                2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in this Plan shall include the feminine gender, the singular shall include the plural and the plural shall include the singular.

         SECTION 3. ELIGIBILITY AND PARTICIPATION. Participants in this Plan shall be selected by the Committee from among those officers and key employees of the Company and its subsidiaries, including subsidiaries which become such after adoption hereof, who are recommended for participation by the Chief Executive Officer and who, in the opinion of the Committee, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success. The Committee's designation of any person to receive an Award shall not require the Committee to designate such person to receive an Award at any subsequent time.

         SECTION 4.       ADMINISTRATION.

                 4.1 Administration. This Plan shall be administered by the Committee.

                 4.2 Powers and Authority of the Committee. The Committee, by majority action thereof, shall have complete and sole authority to:

                 (a)      designate officers and key employees to receive
         Awards;

                 (b) determine the type of Awards to be granted to Participants;

                 (c) determine the number of shares of Stock to be covered by Awards granted to Participants;

                 (d) determine the terms and conditions of any Award granted to any Participant (which may, in the discretion of the Committee, differ from Participant to Participant), including, without limitation, provisions relating to the vesting of Options or Restricted Stock rights over a period of time, upon the attainment of specified performance goals, or otherwise;

                 (e) interpret this Plan and apply its provisions, and prescribe, amend and rescind rules, regulations, procedures, and forms relating to this Plan;

                 (f) authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of this Plan;

                 (g) amend any outstanding agreement relating to any Award, subject to applicable legal restrictions and to the consent of the Participant who entered into such agreement;





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                 (h)      prescribe the consideration for the grant of each
         Award hereunder and determine the sufficiency of such consideration;
         and

                 (i) make all other determinations and take all other actions deemed necessary or advisable for the administration hereof and provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company in connection herewith;

but only to the extent that any of the foregoing are not contrary to the express provisions hereof. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions hereof shall be final, binding and conclusive for all purposes and upon all persons. The Committee's decisions need not be uniform and may be made selectively among Participants, whether or not they are similarly situated.

                 4.3 Composition of the Committee. The Committee shall consist of not less than two directors. Each member of the Committee shall be both a "nonemployee director" (within the meaning of Rule 16b-3 under the Exchange Act) and an "outside director" (within the meaning of Section 162(m)(4)(C) of the Code); provided, however, that in the event any Committee member does not satisfy both conditions of the first clause of this sentence, then the Committee shall, with respect to any Award to be made to any Participant who is subject to Section 16 of the Exchange Act ("Section 16 Participant") or who is subject to the provisions of Section 162(m) of the Code, delegate its functions with respect to such Award to a subcommittee (of not less than two directors) which consists exclusively of members who meet both conditions of the first clause of this sentence. Further, the Committee may delegate to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to this Plan, other than with respect to Section 16 Participants or Participants who are subject to
Section 162(m) of the Code. A majority of the members of the Committee (or subcommittee, as the case may be) shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

         SECTION 5.       STOCK SUBJECT TO PLAN.

                 5.1 Number. The total number of shares of Stock reserved and available for issuance under this Plan shall initially be 1,200,000. The number of shares of Stock reserved and available for issuance hereunder shall be subject to adjustment upon occurrence of any of the events indicated in Subsection 5.3 hereof. Of this total number, not more than 300,000 shares may at any time consist of Restricted Stock. The shares to be issued under this Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

                 5.2 Unused Stock. In the event any shares of Stock that are subject to an Award cease to be subject to such Award (whether due to expiration, cancellation, termination, forfeiture, or otherwise) without such shares of Stock being issued or cash being paid to the Participant, then the shares of Stock subject to such Award shall again become available for future Awards hereunder.

                 5.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock that occurs, whether prior to or after the Effective Date, by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, spin-off, split-up, exchange of shares or other similar corporate change, the aggregate number of shares of Stock authorized for issuance hereunder as well as Stock subject to each outstanding Award, and its stated Option or other price (as applicable), shall be appropriately adjusted by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In such event, the Committee shall also have the discretion to make appropriate adjustments in the number of shares of Stock authorized for issuance hereunder.





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         SECTION 6.       DURATION OF PLAN.  This Plan shall remain in effect,
subject to the Board's right to earlier terminate this Plan pursuant to Section 12 hereof, until all shares of Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Award may be granted hereunder on or after the tenth (10th) anniversary of the Effective Date.

         SECTION 7.       STOCK OPTIONS.

                 7.1 Grant of Options. Subject to the provisions of Sections 5 and 6 hereof, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee also shall determine whether an Option is to be an incentive stock option within the meaning of Section 422(b) of the Code or a nonstatutory stock option.

                 7.2 Incentive Stock Options. Incentive stock options shall be subject to the limitation that the Fair Market Value (determined on the date of grant) of all shares of Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. This limitation shall not apply to nonstatutory stock options.

                 7.3 Option Agreement. Each Option shall be evidenced by a written agreement ("Option Agreement") that shall specify the type of Option granted, the Option price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other provisions as the Committee shall determine. No Participant shall have any rights hereunder until an Option Agreement has been executed.

                 7.4 Option Price. No Option granted pursuant hereto shall have an Option price that is less than the Fair Market Value of the Stock on the date the Option is granted.

                 7.5 Duration of Options. Each Option shall expire at such time as the Committee shall determine; provided, however, that no incentive stock option shall be exercisable later than the tenth (10th) anniversary date of its grant.

                 7.6 Exercise of Options. Options granted hereunder shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants. Any Option granted to a Section 16 Participant may not be exercised until at least six (6) months following the date of its grant.

                 7.7 Payment. The Option price of any Option shall be payable to the Company in full upon exercise:

                          (a) in cash or its equivalent, including, in the discretion of the Committee, a promissory note issued to the Company by the Participant (which note shall (i) be secured by the Stock issued; (ii) be for a term of not more than ten (10) years; (iii) bear interest at a rate of not less than the prime rate (as determined by the Committee) in effect on the date such promissory note is issued;
         (iv) require at least annual payments of principal and interest; and
         (v) contain such other terms and conditions as the Committee determines);

                          (b) by tendering shares of Stock having a Fair Market Value at the time of exercise equal to the total Option price;

                          (c) by a combination of cash or its equivalent (as defined in clause (a) above) and shares of Stock; or

                          (d) by electing to have the Company withhold from the shares of Stock





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    otherwise issuable upon exercise of the Option that number of shares of
    Stock having a Fair Market Value at the time of exercise plus cash for any fractional share amounts, equal to the total Option price; provided that any such election by a Section 16 Participant must be made during the ten-day period beginning on the third business day following the release of the Company's quarterly or annual consolidated financial statements.

The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

                 7.8 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange upon which such shares of Stock are then listed, and under any blue sky or state securities laws applicable to such shares.

                 7.9 Transferability of Options. The Committee may, in its discretion, and only by expressly so providing in the Option Agreement covering any Options (which Option Agreement must be approved by the Committee), permit all or a portion of Options to be granted to a Participant to be transferable by the Participant: (a) to the Participant's spouse, or natural or adoptive children or grandchildren ("Immediate Family Members"); (b) to a trust or trusts for the exclusive benefit of one or more Immediate Family Members; or (c) to a partnership in which all partners are Immediate Family Members; provided that there may be no consideration for any such transfer and the transferee shall be expressly prohibited from any further transfer of such Options other than by will or pursuant to the laws of descent and distribution. Following such transfer, any Options so transferred shall be subject to the same terms and conditions as were applicable immediately prior to such transfer, provided that for purposes of this Plan, the term "Participant" shall be deemed to include such transferee. The circumstances under which any transferred Option may be terminated, canceled, or forfeited (whether such circumstances are set forth in this Plan or in the Option Agreement covering such Options) shall be applied with respect to the transferor Participant to which the Option was originally granted. Unless expressly so provided in the Option Agreement covering an Option, no Option granted hereunder may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or pursuant to the laws of descent and distribution, and all Options granted to a Participant hereunder shall be exercisable during his lifetime only by such Participant.

                 7.10 Substitute Options. If the Company at any time should succeed to the business of another corporation through merger or consolidation, or through the acquisition of stock or assets of such corporation, Options may be granted under this Plan ("Substitute Options") in substitution of options previously granted by such corporation and which are outstanding at the date of the succession ("Surrendered Options"). The Committee shall have discretion to determine the extent to which such Substitute Options shall be granted, the persons to receive such Substitute Options, the number of Shares to be subject to such Substitute Options, and the terms and conditions of such Substitute Options (which terms and conditions shall, to the extent permissible within the terms and conditions of this Plan, be equivalent to the terms and conditions of the Surrendered Options). The Exercise Price of the Substitute Option may be determined without regard to
Section 7.4 hereof; provided however, that the Exercise Price of each Substitute Option shall be an amount such that, in the sole and absolute judgment of the Committee (and if the Substitute Options are to be incentive stock options, in compliance with Section 424(a) of the Code), the economic benefit provided by such Substitute Option is not greater than the economic benefit represented by the Surrendered Option as of the date of the succession.

                 7.11. Forfeiture. Except as otherwise determined by the Committee and set forth in the Option Agreement, upon termination of employment of a Participant due to death, disability, or for





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any other reason, all Options not exercisable in accordance with the Option
Agreement immediately prior to such termination shall be immediately and automatically forfeited to the Company.

         SECTION 8.       RESTRICTED STOCK.

                 8.1 Grant of Restricted Stock. Subject to the provisions of Sections 5 and 6 hereof, the Committee, at any time and from time to time, may grant shares of Restricted Stock hereunder to such Participants and in such amounts as it shall determine. Each grant of Restricted Stock shall be evidenced by a written agreement ("Restricted Stock Agreement).

                 8.2 Other Restrictions. The Committee shall, in the terms and conditions of the Restricted Stock Agreement, impose such restrictions on any shares of Restricted Stock granted pursuant to this Plan as it may deem advisable (including, without limitation, restrictions under applicable Federal or state securities laws), and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. Any Restricted Stock granted to a Section 16 Participant may not be sold for at least six (6) months after the date it is granted.

                 8.3 Registration. Any Restricted Stock granted hereunder to a Participant may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted hereunder to a Participant, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the event such Restricted Stock is issued in book-entry form, the depository and the Company's Transfer Agent shall be provided with notice referring to the terms, conditions and restrictions applicable to such Restricted Stock, together with such stop-transfer instructions as the Committee deems appropriate.

                 8.4 Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a Participant due to death, disability, or for any other reason, during the applicable period of restriction, all shares of Restricted Stock still subject to restriction under the terms of the Restricted Stock Agreement shall be immediately and automatically forfeited to the Company.

                 8.5 Voting Rights. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares.

                 8.6 Dividends and Other Distributions. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

                 8.7 Nontransferability of Restricted Stock. Except as provided in Section 8.8 hereof, no shares of Restricted Stock granted hereunder may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, until the termination of the applicable Period of Restriction. All rights with respect to the Restricted Stock granted to a Participant hereunder shall be exercisable during his lifetime only by such Participant.

                 8.8 Election to Sell Shares to the Company. A Participant, or in the case of his death his beneficiary or estate, may elect to sell to the Company up to one-half of the shares of Restricted Stock issued to him pursuant to this Plan and upon which any restrictions set forth in the Restricted Stock Agreement have lapsed. To the extent permitted by law, the Company shall purchase





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all such shares of Restricted Stock.  Each such sale must occur within sixty
(60) days after the last day of the Period of Restriction for such shares of Restricted Stock and shall be for a price equal to the Fair Market Value determined as of the last business day of the Period of Restriction of the shares of Restricted Stock to be sold. Such price shall be payable in cash or by check in one lump sum payment, unless provisions relating to payment for such shares of Restricted Stock in installments are agreed to by the Committee and the Participant (or his beneficiary or estate).

         SECTION 9. BENEFICIARY DESIGNATION. Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit hereunder is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.

         SECTION 10. RIGHTS OF EMPLOYEES. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time nor confer upon any Participant any right to continue in the employment of the Company.

         SECTION 11.      CHANGE OF CONTROL.

                 (a) In the event of a "Change of Control" (as hereinafter defined):

                          (i) each holder of an Option (A) shall have the right at any time thereafter to exercise the Option in full whether or not the Option was previously exercisable; and (B) shall have the right, exercisable by written notice to the Company within sixty (60) days after the Change of Control, to receive, in exchange for the surrender of an Option or any portion thereof to the extent the Option is then exercisable in accordance with clause (A), the highest of (1) an amount of cash equal to the difference between the Fair Market Value of the Stock covered by the Option or portion thereof that is so surrendered on the date of the Change of Control and the purchase price of such Stock under the Option; (2) an amount of cash equal to the difference between the highest price per share of Stock paid in the transaction giving rise to the Change of Control and the Option price multiplied by the number of shares of Stock covered by the Option; or (3) an amount of cash equal to the difference between the Fair Market Value of the Stock covered by the Option or portion thereof that is so surrendered, calculated on the date of surrender, and the purchase price of such Stock under the Option; provided that the right described in this clause (B) shall be exercisable only if a positive amount would be payable to the holder pursuant to the formula specified in this clause (B);

                          (ii) Restricted Stock that is not then vested shall vest upon the date of the Change of Control and each holder of such Restricted Stock shall have the right, exercisable by written notice to the Company within sixty (60) days after the Change of Control, to receive, in exchange for the surrender of such Restricted Stock, an amount of cash equal to the highest of (A) the Fair Market Value of such Restricted Stock on the date of surrender; (B) the highest price per share of Stock paid in the transaction giving rise to the Change of Control multiplied by the number of shares of Restricted Stock surrendered; or (C) the Fair Market Value of such Restricted Stock on the effective date of the Change of Control.

                 (b) A "Change of Control" of the Company shall be deemed to have occurred for purposes of this Plan if the event set forth in any one of the following paragraphs shall have occurred:





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                          (i)     any "Person" (as such term is defined in
         Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act; except that for purposes of this Section 13, the term "Person" shall not include (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities Pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company) is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 50% or more of either the then outstanding shares of Stock of the Company or the combined voting power of the Company's then outstanding voting securities; or

                          (ii) the following individuals cease, for any reason other than death or resignation, to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date, or whose appointment, election or nomination for election was previously so approved; or

                          (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding voting securities; or

                          (iv) the shareholders of the Company approve a plan of liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (in one transaction or a series of related transactions within any period of twenty-four (24) consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity in which at least 75% of the combined voting power of the voting securities of which entity are owned by Persons in substantially the same proportions as their ownership of Stock of the Company immediately prior to such sale or disposition.

         Notwithstanding the foregoing, no "Change of Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Stock of the Company immediately prior to such transactions or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

                 (c) The Committee may, in its sole and absolute discretion, amend, modify or rescind the provisions of this Section 11 if it determines that the operation of this Section 11 may prevent a transaction in which the Company is a party from being accounted for on a pooling-of-interests basis.

         SECTION 12.      AMENDMENT, MODIFICATION AND TERMINATION OF PLAN.

                 12.1 Amendments and Termination. The Board may at any time amend, alter, suspend, discontinue or terminate this Plan; provided, however, that stockholder approval of any amendment of this Plan shall be obtained if otherwise required by (a) the Code or any rules promulgated thereunder (in order to allow for incentive stock options to be granted hereunder or to enable the Company to comply with the provisions of Section 162(m) of the Code so that the Company can deduct compensation in excess of the limitation set forth therein), or (b) the listing requirements of the principal securities exchange or market on which the Stock is then traded (in order to maintain the listing or quotation of the Stock thereon). Termination of this Plan shall not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

                 12.2 Waiver of Conditions. The Committee may, in whole or in part, waive any conditions or other restrictions with respect to any Award granted hereunder.

         SECTION 13. TAXES. The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares of Stock deliverable under this Plan after giving the person entitled to receive such amount or shares of Stock notice as far in advance as practicable, and the Company may defer making any such payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. A Participant may elect to pay all or a portion of the federal, state and local withholding taxes arising in connection with (a) the exercise of a nonstatutory stock option; (b) a disqualifying disposition of Stock received upon the exercise of an incentive stock option; (c) the lapse of restrictions on Restricted Stock, by electing to
(i) have the Company withhold shares of Stock, (ii) tender back shares of Stock received in connection with such benefit, or (iii) deliver other previously owned shares of Stock, having a Fair Market Value equal to the amount to be withheld; provided, however, that the amount to be withheld shall not exceed the Participant's estimated total federal, state and local tax obligations associated with the transaction. The written election must be made on or before the date as of which the amount of tax to be withheld is determined.
The Fair Market Value of fractional shares of Stock remaining after payment of the withholding taxes shall be paid to the Participant in cash.

                 The Committee may, in its discretion, grant a cash bonus to a Participant who holds Restricted Stock to enable the Participant to pay all or a portion of the federal, state or local tax liability incurred by the Participant upon the vesting of Restricted Stock. The Company shall deduct from any cash bonus such amount as may be required for the purpose of satisfying the Company's obligation to withhold federal, state or local taxes.

         SECTION 14. INDEMNIFICATION. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in





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connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         SECTION 15. MISCELLANEOUS. Any Award may also be subject to other provisions (whether or not applicable to any Award made to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for: (a) restrictions on resale or other disposition of financed shares; and (b) compliance with federal or state securities laws and stock exchange or market requirements.

         SECTION 16.      REQUIREMENTS OF LAW.

                 16.1 Requirements of Law. The granting of Awards and the issuance of shares of Stock upon the exercise of any Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

                 16.2 Governing Law. This Plan, and all agreements hereunder, shall be construed in accordance with and governed by the internal laws of the State of Wisconsin.